As filed with the Securities and Exchange Commission on November 18, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EQUITY RESIDENTIAL

(Exact name of registrant as specified in its charter)

Maryland	13-3675988
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)

Two North Riverside Plaza, Suite 400

Chicago, Illinois 60606

(312) 474-1300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David J. Neithercut

President and Chief Executive Officer

Two North Riverside Plaza, Suite 400

Chicago, Illinois 60606

(312) 474-1300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gregory W. Hayes

DLA Piper LLP (US)

203 North LaSalle Street, Suite 1900

Chicago, Illinois 60601

Telephone: (312) 312-368-4000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Shares of Beneficial Interest, $0.01 par value	4,850,000	$(1)	$(1)	$0(1)

(1)	As discussed below, pursuant to Rule 415(a)(6) under the Securities Act, this Registration Statement only includes unsold securities that have been previously registered. Accordingly, there is no registration fee due in connection with this Registration Statement.

Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this Registration Statement consist of 4,850,000 unsold common shares previously registered on the Registrant’s Registration Statement on Form S-3 (Registration No. 333-156153), which we refer to as the Prior Registration Statement. In connection with the registration of such unsold common shares on the Prior Registration Statement, the Registrant paid a registration fee of $5,524, which will continue to be applied to such unsold securities. Pursuant to Rule 415(a)(6), the offering of the unsold securities registered under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

PROSPECTUS

EQUITY RESIDENTIAL

DISTRIBUTION REINVESTMENT AND SHARE PURCHASE PLAN

4,850,000 Common Shares

The Distribution Reinvestment and Share Purchase Plan (the “Plan”) of Equity Residential (the “Company”) provides holders of record and beneficial owners of common shares of beneficial interest, $0.01 par value per share, of the Company (the “Common Shares”), and preferred shares of beneficial interest, $0.01 par value per share, and depositary shares representing interests therein (collectively, the “Preferred Shares”), with a simple and convenient method of investing cash distributions in additional Common Shares. Common Shares may also be purchased on a monthly basis with optional cash payments made by participants in the Plan and interested new investors, not currently shareholders of the Company, at the market price of the Common Shares less a discount ranging between 0% and 5% (the “Discount”) (as determined in accordance with the Plan). Common Shares purchased under the Plan may, at the option of the Company, be directly issued by the Company or purchased by the Company’s transfer agent in the open market using participants’ funds.

Enrollment in the Plan is entirely voluntary and participants in the Plan may terminate their participation at any time. A broker, bank or other nominee may reinvest distributions and make optional cash payments on behalf of beneficial owners. Those holders of Common Shares who do not participate in the Plan will receive cash distributions, as declared, in the usual manner.

A participant in the Plan may obtain additional Common Shares by:

•	reinvesting distributions relating to all or part of the Common Shares and/or Preferred Shares held by the participant.

•	making optional cash payments of not less than $250 and up to $5,000 per month whether or not distributions on Common Shares and/or Preferred Shares held by the participant are being reinvested.

•

making optional cash payments in excess of $5,000 per month with the permission of the Company whether or not distributions on Common Shares and/or Preferred Shares held by the participant are being reinvested.

Optional cash payments in excess of $5,000 may be made only pursuant to an accepted request for waiver (“Request for Waiver”). It is expected that a portion of the Common Shares available for issuance under the Plan will be issued pursuant to such waivers. Each month, at least three business days prior to the record date relating to optional cash payments for such month, the Company will establish the threshold price, if any, applicable to optional cash payments that exceed $5,000. The price to be paid for Common Shares purchased under the Plan in excess of $5,000 pursuant to the optional cash payment feature of the Plan will be the applicable market price less the Discount.

There is no pre-established maximum limit applicable to optional cash payments that may be made pursuant to accepted Requests for Waiver. Optional cash payments that do not exceed $5,000 and the reinvestment of distributions in additional Common Shares will not be subject to the threshold price, if any. Participants in the Plan may request that any or all of their shares held in Plan accounts be sold by the Plan Administrator.

To the extent that Common Shares issued hereunder are authorized but previously unissued shares rather than shares acquired in the open market, the Plan will raise additional capital for the Company. The Company intends to issue such shares from time to time and, therefore, the Plan is expected to raise capital for the Company. Each month a portion of the Common Shares available for issuance under the Plan may be purchased by participants (including brokers or dealers) who, in connection with any resales of such Common Shares, may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). These sales will be effected through the Company’s ability to waive limits applicable to the amounts which participants may invest pursuant to the Plan’s optional cash payment feature.

This Prospectus relates to 4,850,000 Common Shares offered hereby and registered for sale under the Plan. The Common Shares are listed on the New York Stock Exchange under the symbol “EQR.” Our principal executive offices are located at Two North Riverside Plaza, Suite 400, Chicago, Illinois 60606 and our telephone number is (312) 474-1300.

Investing in our securities involves risks. Before buying our securities, you should read and consider the risk factors included in our periodic reports, in the prospectus supplements or any free writing prospectus relating to any specific offering, and in other information that we file with the Securities and Exchange Commission. See “Where You Can Find More Information About Us” and “Special Note Regarding Forward-Looking Statements.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 18, 2011.

We have not authorized any person to give any information or to make any representations in connection with this offering other than those contained or incorporated or deemed to be incorporated by reference in this prospectus and any applicable prospectus supplement or free writing prospectus, and, if given or made, such information or representations must not be relied upon as having been so authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof, that the information contained herein is correct as of any time subsequent to its date, or that any information incorporated or deemed to be incorporated by reference herein is correct as of any time subsequent to its date.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the “SEC,” as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act. By using a shelf registration statement, we may, at any time and from time to time, sell the securities described in this prospectus or in any applicable prospectus supplement in one or more offerings. The exhibits to the registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information About Us.”

This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the documents incorporated or deemed to be incorporated by reference in this prospectus and the additional information described under the heading “Where You Can Find More Information About Us” in this prospectus.

In this prospectus, the “Company,” “we,” “us” and “our” refer to Equity Residential, a Maryland real estate investment trust, and its direct and indirect subsidiaries, including ERP Operating Limited Partnership, its operating partnership (the “Operating Partnership”).

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

This prospectus does not contain all of the information included in the related registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3 of which this prospectus forms a part, including its exhibits.

We file annual, quarterly and current reports and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room located at 100 F Street NE, Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to you at the SEC’s web site at http://www.sec.gov and at our website at http://www.equityresidential.com. The contents of our website are not deemed to be part of this prospectus or any prospectus supplement.

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information filed with the SEC will update and supersede information in prior filings. We incorporate by reference into this prospectus our documents listed below (other than information furnished pursuant to Items 2.02 and 7.01 of Form 8-K and any related exhibits):

a.	Annual Report on Form 10-K for the year ended December 31, 2010 (File No. 001-12252).

b.	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011, June 30, 2011 and September 30, 2011 (File No. 001-12252).

c.	Current Reports on Form 8-K filed on February 3, 2011 (two reports), April 8, 2011, May 23, 2011, June 22, 2011, July 12, 2011, July 14, 2011, July 18, 2011, September 27, 2011 and November 10, 2011 (File No. 001-12252).

d.	Description of our common shares contained in our registration statement on Form 8-A/A dated August 10, 1993.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this prospectus will also be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing those documents. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including, but not limited to, any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K.

You may request a copy of these filings, at no cost, by writing to or telephoning us at the following address:

Equity Residential

Two North Riverside Plaza, Suite 400

Chicago, Illinois 60606

Attention: Investor Relations

Telephone number: (888) 879-6356

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated or deemed incorporated by reference as described under “Where You Can Find More Information About Us” contain certain information that we intend to be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act. These forward-looking statements relate to such things as our anticipated future economic performance, our plans and objectives for future operations and projections of revenue and other financial items, which can be identified by the use of forward-looking words such as “may,” “will,” “should,” “expect,” “anticipate,” “estimate” or “continue” or the negative thereof or other variations thereon or comparable terms.

Actual results could differ materially from those contemplated by these forward-looking statements as a result of many factors. The cautionary statements under the caption “Risk Factors” contained in our filings with the SEC incorporated by reference, and other similar statements contained in this prospectus, any accompanying prospectus supplement, any related free writing prospectus and the documents incorporated or deemed incorporated by reference herein and therein, identify important factors with respect to forward-looking statements, including certain risks and uncertainties, that could cause actual results to differ materially from those in such forward-looking statements. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial also may adversely affect us. Should any known or unknown risks and uncertainties develop into actual events, those developments could have a material adverse effect on our business, financial condition and results of operations.

In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking information contained in this prospectus and the documents incorporated by reference or deemed incorporated by reference herein will in fact transpire. Potential investors are cautioned not to place undue reliance on these forward-looking statements. We do not undertake any obligation to update or revise any forward-looking statements. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements.

EQUITY RESIDENTIAL

We are a Maryland real estate investment trust (“REIT”) formed in March 1993 and are an S&P 500 company focused on the acquisition, development and management of high quality apartment properties in top United States growth markets. We have elected to be taxed as a REIT. Our corporate headquarters are located in Chicago, Illinois and we also operate property management offices in each of our markets.

Our executive offices are located at Two North Riverside Plaza, Suite 400, Chicago, Illinois 60606 and our telephone number is (312) 474-1300.

DESCRIPTION OF COMMON SHARES

The summary of the terms of the Common Shares set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to the Articles of Restatement of Declaration of Trust of the Company dated December 9, 2004 (“Declaration of Trust”), as amended and/or restated from time to time, and the Seventh Amended and Restated Bylaws of the Company, as adopted on December 14, 2010 (“Bylaws”), as amended and/or restated from time to time, each of which is incorporated herein by reference.

Our Declaration of Trust provides that we may issue up to 1,100,000,000 shares of beneficial interest, consisting of 1,000,000,000 Common Shares and 100,000,000 Preferred Shares. As of September 30, 2011, 296,620,833 Common Shares and 1,600,000 Preferred Shares were issued and outstanding.

All Common Shares offered hereby will be duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other shares of beneficial interest and to the provisions of our Declaration of Trust regarding excess shares (as defined herein), holders of Common Shares are entitled to receive distributions if, as and when authorized and declared by the Board of Trustees out of assets legally available therefor and to share ratably in the assets of the Company legally available for distribution to its shareholders in the event of its liquidation, dissolution or winding-up after payment of, or adequate provision for, all known debts and liabilities of the Company. The Company currently pays regular quarterly distributions.

Subject to the provisions of our Declaration of Trust regarding excess shares, each outstanding Common Share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of Trustees, and, except as otherwise required by law or except as provided with respect to any other class or series of shares of beneficial interest, the holders of such Common Shares will possess the exclusive voting power. There is no cumulative voting in the election of Trustees, which means that the holders of a majority of the outstanding Common Shares can elect all of the Trustees then standing for election and the holders of the remaining shares of beneficial interest, if any, will not be able to elect any Trustees.

Holders of Common Shares have no conversion, sinking fund, redemption or preemptive rights to subscribe for any securities of the Company. Subject to the provisions of our Declaration of Trust regarding excess shares, Common Shares have equal distribution, liquidation and other rights, and have no preference, exchange or, except as expressly required by the Maryland REIT law, appraisal rights.

Pursuant to the Maryland REIT law, a REIT generally cannot dissolve, amend its declaration of trust or merge, unless approved by the affirmative vote or written consent of shareholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the REIT’s declaration of trust. Our Declaration of Trust provides that a merger, and amendments to the Declaration of Trust in connection with a merger, may be approved by the affirmative vote of the holders of not less than a majority of the shares then outstanding and entitled to vote thereon. A declaration of trust may permit the trustees by a two-thirds vote to amend the declaration of trust from time to time to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), or the Maryland REIT law without the affirmative vote or written consent of the shareholders. Our Declaration of Trust permits such action by the Board of Trustees.

SUMMARY OF PLAN

The Plan provides investors with a convenient and attractive method of investing cash distributions and optional cash payments in additional Common Shares without payment of any brokerage commission or service charge. The price to be paid for Common Shares purchased under the Plan will be a price reflecting 100% of the Market Price (as defined in Question 12) for the reinvestment of cash distributions; and a price reflecting a discount ranging between

0% and 5% (the “Discount”) from the Market Price for the investment of optional cash payments to the extent shares are purchased directly from the Company. The Discount is subject to change (but will not vary from the range of between 0% and 5%) from time to time or discontinuance at the Company’s discretion after a review of current market conditions, the level of participation in the Plan and the Company’s current and projected capital needs. Common Shares purchased under the Plan may, at the option of the Company, be directly issued by the Company or purchased by the Company’s transfer agent in the open market using participants’ funds.

Subject to the availability of Common Shares registered for issuance under the Plan, there is no minimum or maximum limitation on the amount of distributions a Participant (as defined in Question 1) may reinvest under the Plan. See Question 2.

Participants electing to invest optional cash payments in additional Common Shares are subject to a minimum per month purchase limit of $250 and a maximum per month purchase limit of $5,000 (subject to waiver). See Question 17. Optional cash payments in excess of $5,000 may be made only upon acceptance by the Company of a completed Request for Waiver form from a Participant. See Question 17. Each month, at least three business days prior to each record date (as defined in Question 18), the Company will establish the Discount and Threshold Price, if any (each as defined in Question 17), applicable to optional cash payments that exceed $5,000. The Discount, which may vary each month, will be established in the Company’s sole discretion after a review of current market conditions, the level of participation in the Plan and the Company’s current and projected capital needs. With respect to optional cash payments that exceed $5,000 only, for each Trading Day of the related Pricing Period (each as defined in Question 11) on which the Threshold Price is not satisfied, one-tenth of a Participant’s optional cash payment will be returned without interest. Optional cash payments that do not exceed $5,000 and the reinvestment of distributions in additional Common Shares will not be subject to the Threshold Price, if any. Optional cash payments of less than $250 and that portion of any optional cash payment which exceeds the maximum monthly purchase limit of $5,000, unless such limit has been waived, are subject to return to the Participant without interest. Participants may request that any or all shares held in the Plan be sold by the Plan Administrator on behalf of such Participants. See Question 27.

Subject to the availability of Common Shares registered for issuance under the Plan, there is no total maximum number of shares that can be issued pursuant to the reinvestment of distributions and no pre-established maximum limit applies to optional cash payments that may be made pursuant to Requests for Waiver. As of the date hereof, 4,850,000 Common Shares have been registered and are available for sale under the Plan.

The Company expects to grant Requests for Waiver to financial intermediaries, including brokers and dealers, and other Participants in the future. Grants of Requests for Waiver will be made in the sole discretion of the Company based on a variety of factors, which may include: the Company’s current and projected capital needs, the alternatives available to the Company to meet those needs, prevailing market prices for Common Shares, general economic and market conditions, expected aberrations in the price or trading volume of the Common Shares, the potential disruption of the price of the Common Shares by a financial intermediary, the number of Common Shares held by the Participant submitting the waiver request, the past actions of a Participant under the Plan, the aggregate amount of optional cash payments for which such waivers have been submitted and the administrative constraints associated with granting such waivers. If such Requests for Waiver are granted, a portion of the Common Shares available for issuance under the Plan will be purchased by Participants (including brokers or dealers) who, in connection with any resales of such Common Shares, may be deemed to be underwriters within the meaning of the Securities Act. To the extent that Requests for Waiver are granted, it is expected that a greater number of Common Shares will be issued under the optional cash payment feature of the Plan as opposed to the distribution reinvestment feature of the Plan.

Financial intermediaries may purchase a significant portion of the Common Shares issued pursuant to the optional cash payment feature of the Plan. The Company does not have any formal or informal understanding with any such organizations and, therefore, the extent of such financial intermediaries’ participation under the Plan cannot be estimated at this time. Participants that are financial intermediaries that acquire Common Shares under the Plan with a view to distribution of such Common Shares or that offer or sell Common Shares for the Company in connection with the Plan may be deemed to be underwriters within the meaning of the Securities Act.

From time to time, financial intermediaries, including brokers and dealers, may engage in positioning transactions in order to benefit from the discount from the Market Price of the Common Shares acquired through the cash payment feature of the Plan. Such transactions may cause fluctuations in the price or trading volume of the Common Shares. Financial intermediaries which engage in positioning transactions may be deemed to be underwriters within the meaning of the Securities Act. The Plan is intended for the benefit of investors in the Company and not for individuals or investors who engage in transactions which may cause aberrations in the price or trading volume of the

Common Shares.

THE PLAN

The Plan was adopted by the Board of Trustees of the Company on May 15, 1997 and amended on July 14, 2003 and December 16, 2008. The following questions and answers explain and constitute the Plan. Shareholders who do not participate in the Plan will receive cash distributions, as declared, and paid in the usual manner.

PURPOSE

1. What is the purpose of the Plan?

The primary purpose of the Plan is to provide eligible holders of Common Shares and Preferred Shares of the Company and interested new investors (“Participants”) with a convenient and simple method of increasing their investment in the Company by investing cash distributions in additional Common Shares without payment of any brokerage commission or service charge, to the extent shares are purchased directly from the Company, and by investing optional cash payments in additional Common Shares without payment of any brokerage commission or service charge. See Question 5 for a description of the holders who are eligible to participate in the Plan. The Plan may also be used by the Company to raise additional capital through the sale each month of a portion of the Common Shares available for issuance under the Plan to current holders and interested new investors (including brokers or dealers) who, in connection with any resales of such shares, may be deemed to be underwriters. These sales will be effected through the Company’s ability to waive limitations applicable to the amounts which Participants may invest pursuant to the Plan’s optional cash payment feature. Common Shares purchased under the Plan may, at the option of the Company, be directly issued by the Company or purchased by the Company’s transfer agent in the open market using Participants’ funds.

See Question 17 for information concerning limitations applicable to optional cash payments and certain of the factors considered by the Company in granting waivers. To the extent shares are purchased from the Company under the Plan, it will receive additional funds to purchase additional multifamily properties and for working capital purposes. The Plan is intended for the benefit of investors in the Company and not for individuals or investors who engage in transactions which may cause aberrations in the price or trading volume of Common Shares. From time to time, financial intermediaries may engage in positioning transactions in order to benefit from the discount from the Market Price of the Common Shares acquired through the reinvestment of distributions or optional cash payments under the Plan. Such transactions may cause fluctuations in the price or trading volume of the Common Shares. The Company reserves the right to modify, suspend or terminate participation in the Plan by otherwise eligible holders of Common Shares, Preferred Shares or interested new investors in order to eliminate practices which are, in the sole discretion of the Company, not consistent with the purposes or operation of the Plan or which adversely affect the price of the Common Shares.

OPTIONS AVAILABLE TO PARTICIPANTS

2. What options are available to enrolled Participants?

Eligible holders of Common Shares and Preferred Shares may elect to have cash distributions paid on all or a portion of their Common Shares or Preferred Shares automatically reinvested in additional Common Shares. Cash distributions are paid on the Common Shares when and as declared by the Company’s Board of Trustees. Subject to the availability of Common Shares registered for issuance under the Plan, there is no minimum limitation on the amount of distributions a Participant may reinvest under the distribution reinvestment feature of the Plan.

Each month, Participants may also elect to invest optional cash payments in additional Common Shares, subject to a minimum per month purchase limit of $250 and a maximum per month purchase limit of $5,000, subject to waiver. See Question 17 for information concerning limitations applicable to optional cash payments and the availability of waivers with respect to such limitations. Participants may make optional cash payments each month even if distributions on their Common Shares are not being reinvested and whether or not a distribution has been declared.

ADVANTAGES AND DISADVANTAGES

3. What are the advantages and disadvantages of the Plan?

Advantages:

(a) The Plan provides Participants with the opportunity to reinvest cash distributions paid on all or a portion of their Common Shares or Preferred Shares in additional Common Shares without payment of any fees to the extent shares are purchased directly from the Company.

(b) The Plan provides Participants with the opportunity to make monthly investments of optional cash payments, subject to minimum and maximum amounts, for the purchase of additional Common Shares without payment of any fees if such Common Shares are purchased directly from the Company, which purchases may be made at a Discount to the Market Price at the discretion of the Company.

(c) Subject to the availability of Common Shares registered for issuance under the Plan, all cash distributions paid on Participants’ Common Shares can be fully invested in additional Common Shares because the Plan permits fractional shares to be credited to Plan accounts. Distributions on such fractional shares, as well as on whole shares, will also be reinvested in additional shares which will be credited to Plan accounts.

(d) The Plan Administrator, at no charge to Participants, provides for the safekeeping of the Common Shares credited to each Plan account.

(e) Periodic statements reflecting all current activity, including share purchases and latest Plan account balance, simplify Participants’ record keeping. See Question 22 for information concerning reports to Participants.

Disadvantages:

(a) No interest will be paid by the Company or the Plan Administrator on distributions or optional cash payments held pending reinvestment or investment. See Question 11. In addition, optional cash payments in excess of $5,000 may be subject to return to the Participant without interest in the event that the Threshold Price, if any, is not met for any Trading Day during the related Pricing Period. See Question 17.

(b) With respect to optional cash payments, the actual number of shares to be issued to a Participant’s Plan account will not be determined until after the end of the relevant Pricing Period. Therefore, during the Pricing Period Participants will not know the actual number of shares they have purchased.

(c) With respect to optional cash payments, the Market Price may exceed the price at which Common Shares are trading after the Investment Date.

(d) Because optional cash payments must be received by the Plan Administrator prior to the related Pricing Period, such payments may be exposed to changes in market conditions for a longer period of time than in the case of typical secondary market transactions. In addition, optional cash payments once received by the Plan Administrator will not be returned to Participants unless a written request is directed to the Plan Administrator at least two business days prior to the record date for the Investment Date with respect to which optional cash payments have been delivered by such Participant. See Questions 18 and 20. A “business day” means any day other than Saturday, Sunday or legal holiday on which the New York Stock Exchange (“NYSE”) is closed or a day on which the Plan Administrator is authorized or obligated by law to close.

(e) Resales of Common Shares credited to a Participant’s account under the Plan will involve a nominal fee per transaction paid to the Plan Administrator (if such resale is made by the Plan Administrator at the request of a Participant), a per share processing fee and any applicable share transfer taxes on the resales. See Questions 21 and 27.

(f) Prospective investors in Common Shares should carefully consider the matters described under “Risk Factors” in filings with the SEC incorporated by reference, and other similar statements contained in this prospectus, any accompanying prospectus supplement, any related free writing prospectus and the documents incorporated or deemed incorporated by reference herein and therein prior to making an investment in the Common Shares.

ADMINISTRATION

4. Who administers the Plan?

Computershare Trust Company, N.A., which we refer to as the Plan Administrator, administers the Plan. As agent for the Participants, the Plan Administrator keeps records, sends statements of account to Participants and performs other duties relating to the Plan. See Question 22 for information concerning reports to Participants. We pay all costs of administering the Plan. Our common shares purchased under the Plan are issued in the name of the Plan Administrator or its nominee, as agent for the Participants. As record holder of the shares held in Participants’ accounts under the Plan, the Plan Administrator will receive distributions on all shares held by it on the applicable record date, will credit such distributions to the Participants’ accounts on the basis of whole and fractional shares held in these accounts, and will reinvest certain distributions in Common Shares as directed by each Participant. The Plan

Administrator makes all purchases of Common Shares under the Plan.

The Plan Administrator also acts as distribution disbursing agent, transfer agent and registrar for the Company’s Common Shares. The Plan Administrator may be reached at the following address and telephone number to obtain information about the Plan:

Computershare Trust Company, N.A.

Attention: Equity Residential’s Distribution Reinvestment and Share Purchase Plan

P.O. Box 43078

Providence, RI 02940-3078

1-800-733-5001

Participants should include their account number(s) and include a reference to Equity Residential in any correspondence.

You can obtain information about your account over the Internet through “Investor Centre” on the Plan Administrator’s web site, www.computershare.com/investor. The information on or linked to the Plan Administrator’s web site is not a part of and is not incorporated by reference into this prospectus and any prospectus supplement.

In the event that the Plan Administrator resigns or otherwise ceases to act as plan administrator, the Company will appoint a new plan administrator to administer the Plan.

PARTICIPATION

For purposes of this section, responses will generally be based upon the method by which the holder holds his or her Common Shares or Preferred Shares. Generally, holders are either Record Owners or Beneficial Owners. A “Record Owner” is a holder who owns Common Shares or Preferred Shares in his or her own name. A “Beneficial Owner” is a holder who beneficially owns Common Shares or Preferred Shares that are registered in a name other than his or her own name (for example, the shares are held in the name of a broker, bank or other nominee). A Record Owner may participate directly in the Plan, whereas a Beneficial Owner will have to either become a Record Owner by having one or more shares transferred into his or her own name or coordinate his or her participation in the Plan through the broker, bank or other nominee in whose name the Beneficial Owner’s shares are held. If a Beneficial Owner who desires to become a Participant encounters any difficulties in coordinating his or her participation in the Plan with his or her broker, bank or other nominee, he or she should call the Company’s Investor Relations Department at (888) 879-6356.

5. Who is eligible to participate?

All Record Owners or Beneficial Owners of at least one Common Share or Preferred Share are eligible to participate in the Plan. A Record Owner may participate directly in the Plan. A Beneficial Owner must either become a Record Owner by having one or more shares transferred into his or her own name or arrange with the broker, bank or other nominee who is the record holder to participate on his or her behalf. In addition, interested new investors may participate in the optional cash payment feature of the Plan. See Question 6.

To facilitate participation by Beneficial Owners, the Company has made arrangements with the Plan Administrator to reinvest distributions, on a per distribution basis, and accept optional cash payments under the Plan by record holders such as brokers, banks and other nominees, on behalf of beneficial owners. See Question 6.

The Company may terminate, by written notice, at any time any Participant’s individual participation in the Plan if such participation would be in violation of the restrictions contained in the Declaration of Trust or Bylaws. Such restrictions prohibit any person or group of persons from acquiring or holding, directly or indirectly, ownership of a number of shares of beneficial interest of any class or series of shares of beneficial interest of the Company in excess of 5.0% of the number or value of the outstanding shares of such class or series. The meanings ascribed to the terms “group” and “ownership” may cause a person who individually owns less than 5.0% of the shares outstanding to be deemed to be holding shares in excess of the foregoing limitation. The Declaration of Trust provides that in the event a person acquires shares of beneficial interest in excess of the foregoing limitation, the excess shares shall be transferred to a trustee for the benefit of a charitable beneficiary designated by the Company pursuant to the Declaration of Trust. Under the Declaration of Trust, certain transfers or attempted transfers that would jeopardize the qualification of the Company as a REIT for tax purposes may be void to the fullest extent permitted by law.

6. How does an eligible shareholder or interested new investor participate?

Record Owners may join the Plan by completing and signing the enrollment form included with the Plan (the

“Enrollment Form”) and returning it to the Plan Administrator. A non-postage-paid return envelope is provided for this purpose. Enrollment Forms may be obtained at any time by written request to Computershare Trust Company, N.A., Attention: Equity Residential’s Distribution Reinvestment and Share Purchase Plan, P.O. Box 43078, Providence, RI 02940-3078 or by telephoning the Plan Administrator at 1-800-733-5001.

Beneficial Owners who wish to join the Plan must instruct their broker, bank or other nominee to complete and sign the Enrollment Form included with the Plan. The broker, bank or other nominee will forward the completed Enrollment Form to its securities depository and the securities depository will provide the Plan Administrator with the information necessary to allow the Beneficial Owner to participate in the Plan. See Question 8 for a discussion of the Broker and Nominee form (the “B&N Form”), which is required to be used for optional cash payments of a Beneficial Owner whose broker, bank or other nominee holds the Beneficial Owner’s shares in the name of a major securities depository. See also Question 16.

If a Record Owner or the broker, bank or other nominee on behalf of a Beneficial Owner submits a properly executed Enrollment Form without electing an investment option, such Enrollment Form will be deemed to indicate the intention of such Record Owner or Beneficial Owner, as the case may be, to apply all cash distributions and optional cash payments, if applicable, toward the purchase of additional Common Shares. See Question 7 for investment options.

Interested new investors may join the Plan by requesting a copy of the Plan from the Plan Administrator by telephoning the Plan Administrator at 1-800-733-5001. Upon receipt of the Plan, interested new investors must complete and sign the Enrollment Form included with the Plan and return it to the Plan Administrator. A non-postage-paid return envelope will be provided for this purpose.

Both Record Owners and interested new investors may join the Plan by going to the Plan Administrator’s web site, www.computershare.com/investor, and following the instructions provided.

At any time, Participants may also authorize a one-time online bank account debit. This can be performed by going to the Plan Administrator’s web site, www.computershare.com/investor, and authorizing the Plan Administrator to debit your U.S. bank account ($50 minimum/$5,000 maximum for Record Owners and $250 minimum/$5,000 maximum for new investors). Please refer to the online confirmation for your account debit date and investment date.

When enrolling in the Plan, interested new investors may:

1)	enclose a check for at least $250 but not more than $5,000 unless accompanied by an approved Request for Waiver from the Company (drawn against a U.S. bank and payable in U.S. dollars) for the initial investment, or

2)	authorize automatic monthly deductions as a way to make the initial investment in place of submitting a check with their Enrollment Form. Interested investors should note, however, that automatic deductions would continue indefinitely, beyond the initial investment, until the Plan Administrator is notified to terminate such deductions. Interested investors may also go to the Plan Administrator’s web site, www.computershare.com/investor, and authorize automatic monthly deductions.

7. What does the Enrollment Form provide?

The Enrollment Form appoints the Plan Administrator as agent for the Participant and directs the Company to pay to the Plan Administrator each Participant’s cash distributions on all or a specified number of Common Shares or Preferred Shares owned by the Participant on the applicable record date (“Participating Shares”), as well as on all whole and fractional Common Shares credited to a Participant’s Plan account (“Plan Shares”). The Enrollment Form directs the Plan Administrator to purchase on the Investment Date (as defined in Question 11) additional Common Shares with such distributions and optional cash payments, if any, made by the Participant. See Question 8 for a discussion of the B&N Form which is required to be used for optional cash payments of a Beneficial Owner whose broker, bank or other nominee holds the Beneficial Owner’s shares in the name of a major securities depository. Distributions will continue to be reinvested on the number of Participating Shares and on all Plan Shares until the Participant specifies otherwise by contacting the Plan Administrator, withdraws from the Plan (see Questions 26 and 27), or the Plan is terminated. See Question 6 for additional information about the Enrollment Form.

The Enrollment Form provides for the purchase of additional Common Shares through the following investment options:

(1) If the “Full Distribution Reinvestment” option is elected, the Plan Administrator will apply all cash distributions on all Common Shares or Preferred Shares then or subsequently registered in the Participant’s name, and all cash distributions on all Plan Shares, together with any optional cash payments, toward the purchase of additional Common Shares.

(2) If the “Partial Distribution Reinvestment” option is elected, the Plan Administrator will apply the cash distributions on a specified number of the Participant’s Common Shares or Preferred Shares to purchase additional Common Shares. The Plan Administrator will pay the Participant cash distributions on the remaining Common Shares or Preferred Shares, when and if declared by the Board of Trustees. The Participant may also invest by making optional cash payments of at least $250 per payment up to a maximum of $5,000 per month.

(3) If the “All Cash” option is elected, the Plan Administrator will pay the Participant cash distributions on all of the Participant’s Common Shares and Preferred Shares. The Participant may invest in additional Common Shares by making optional cash payments of at least $250 per payment up to a maximum of $5,000 per month.

Each Participant may select any one of these three options. If a Participant returns a properly executed Enrollment Form to the Administrator without electing an investment option, the Participant will be enrolled as having selected Full Distribution Reinvestment.

Participants may change their investment options at any time by requesting a new Enrollment Form and returning it to the Plan Administrator at the address set forth in Question 37. See Question 11 for the effective date for any change in investment options.

8. What does the B&N Form provide?

The B&N Form provides the only means by which a broker, bank or other nominee holding shares of a Beneficial Owner in the name of a major securities depository may invest optional cash payments on behalf of such Beneficial Owner. A B&N Form must be delivered to the Plan Administrator each time such broker, bank or other nominee transmits optional cash payments on behalf of a Beneficial Owner. B&N Forms will be furnished at any time upon request of the Company’s Investor Relations Department at (888) 879-6356.

Prior to submitting the B&N Form, the broker, bank or other nominee for a Beneficial Owner must submit a completed Enrollment Form on behalf of the Beneficial Owner. See Questions 6 and 7.

THE B&N FORM AND APPROPRIATE INSTRUCTIONS MUST BE RECEIVED BY THE PLAN ADMINISTRATOR NO LATER THAN THE APPLICABLE RECORD DATE OR THE OPTIONAL CASH PAYMENT WILL NOT BE INVESTED UNTIL THE FOLLOWING INVESTMENT DATE.

9. Is partial participation possible under the Plan?

Yes. Record Owners or the broker, bank or other nominee for Beneficial Owners may designate on the Enrollment Form a number of shares for which distributions are to be reinvested. Distributions will thereafter be reinvested only on the number of shares specified, and the Record Owner or Beneficial Owner, as the case may be, will continue to receive cash distributions on the remainder of the shares. See Question 7.

10. When may an eligible shareholder or interested new investor join the Plan?

A Record Owner, Beneficial Owner or interested new investor may join the Plan at any time. Once in the Plan, a Participant remains in the Plan until he or she withdraws from the Plan, the Company terminates his or her participation in the Plan or the Company terminates the Plan. See Question 27 regarding withdrawal from the Plan.

11. When will distributions be reinvested and/or optional cash payments be invested?

When shares are purchased from the Company, such purchases will be made on the “Investment Date” in each month. The Investment Date with respect to Common Shares acquired directly from the Company and relating to a distribution reinvestment will be either the distribution payment date relating to the Common Shares, or, if a distribution payment date relating to any series of Preferred Shares is later in the month than such Common Share distribution payment date, such later distribution payment date relating to such Preferred Shares, each as declared by the Board of Trustees, as the case may be (unless such date is not a business day in which case it is the first business day immediately thereafter) or, in the case of open market purchases, no later than ten business days following the distribution payment date. The Investment Date with respect to Common Shares acquired directly from the Company and relating to optional cash payments of $5,000 or less shall be the last day (or Pricing Period conclusion date) of a Pricing Period (as defined below). The Investment Date with respect to Common Shares acquired directly from the Company and relating to an optional cash payment of greater than $5,000 made pursuant to a Request for Waiver will be on each day on which the NYSE is open for business in a Pricing Period, on which date 1/10 of a Participant’s optional cash payment in each month will be invested, or, in the case of open market purchases, no later than 30 days from the corresponding Record Date. With respect to all optional cash payments, regardless of the amount being invested, the period encompassing the ten consecutive Investment Dates in each month constitutes the relevant “Pricing Period.” See Schedule A attached hereto for a list of the expected Pricing Period commencement dates and conclusion dates (with the Pricing Period conclusion date being the Investment Date for optional cash payments of $5,000 or less).

When open market purchases are made by the Plan Administrator, such purchases may be made on any securities exchange where the shares are traded, in the over-the-counter market or by negotiated transactions, and may be subject to such terms with respect to price, delivery and other matters as agreed to by the Plan Administrator. Neither the Company nor any Participant shall have any authorization or power to direct the time or price at which shares will be purchased or the selection of the broker or dealer through or from whom purchases are to be made by the Plan Administrator. However, when open market purchases are made by the Plan Administrator, the Plan Administrator shall use its reasonable best efforts to purchase the shares at the lowest possible price.

If the Enrollment Form is received prior to the record date for a distribution payment, the election to reinvest distributions will begin with that distribution payment. If the Enrollment Form is received on or after any such record date, reinvestment of distributions will begin on the distribution payment date following the next record date if the Participant is still a Shareholder of record. Record dates for payment of distributions normally precede payment dates by approximately two weeks.

See Question 17 for information concerning limitations on the minimum and maximum amounts of optional cash payments that may be made each month and Question 18 for information as to when optional cash payments must be received to be invested on each Investment Date.

Shares will be allocated and credited to Participants’ accounts as follows: (1) shares purchased from the Company will be allocated and credited as of the appropriate Investment Date; and (2) shares purchased in market transactions will be allocated and credited as of the date on which the Plan Administrator completes the purchases of the aggregate number of shares to be purchased on behalf of all Participants with distributions to be reinvested or optional cash payments, as the case may be, during the month.

NO INTEREST WILL BE PAID ON CASH DISTRIBUTIONS OR OPTIONAL CASH PAYMENTS PENDING INVESTMENT OR REINVESTMENT UNDER THE TERMS OF THE PLAN. SINCE NO INTEREST IS PAID ON CASH HELD BY THE PLAN ADMINISTRATOR, IT NORMALLY WILL BE IN THE BEST INTEREST OF A PARTICIPANT TO DEFER OPTIONAL CASH PAYMENTS UNTIL SHORTLY BEFORE COMMENCEMENT OF THE PRICING PERIOD.

PURCHASES AND PRICES OF SHARES

12.	What will be the price to Participants of shares purchased under the Plan?

With respect to reinvested distributions, the price per Common Share acquired directly from the Company will be 100% (subject to change) of the average of the high and low sales prices, computed to six decimal places, of the Common Shares on the NYSE on the Investment Date (as defined in Question 11), or if no trading occurs in the Common Shares on the Investment Date, the average of the high and low sales prices for the first trading day immediately preceding the Investment Date for which trades are reported.

The price per Common Share acquired through open market purchases with reinvested distributions will be the weighted average of the actual prices paid, computed to six decimal places, for all of the Common Shares purchased by the Plan Administrator with all Participants’ reinvested distributions for the related quarter. Additionally, each Participant will be charged a pro rata portion of any brokerage commissions or other fees or charges paid by the Plan Administrator in connection with such open market purchases. (If a Participant desires to opt out of the distribution reinvestment feature of the Plan when the Common Shares relating to distribution reinvestments will be purchased in the open market, a Participant must notify the Plan Administrator no later than the record date for the related distribution payment date. For information as to the source of the Common Shares to be purchased under the Plan see Question 15.)

With respect to optional cash payments, the price per share of the Common Shares acquired directly from the Company will be 100% of the average of the daily high and low sale prices, computed to six decimal places, of the Common Shares as reported on the NYSE for the Trading Day relating to each Investment Date (as defined in Question 11 above) or, if no trading occurs in the Common Shares on such Trading Day, for the Trading Day immediately preceding such Investment Date for which trades are reported, less the applicable Discount, if any. A “Trading Day” means a day on which trades in the Common Shares are reported on the NYSE.

Each month, at least three business days prior to the applicable Record Date (as defined in Question 18), the Company may establish the Discount from the Market Price applicable to optional cash payments and will notify the Plan Administrator of the same. Such Discount may be between 0% and 5% of the Market Price and may vary each month, but once established will apply uniformly to all optional cash payments made during that month. The Discount will be established in the Company’s sole discretion after a review of current market conditions, the level of participation in the Plan, and the Company’s current and projected capital needs. The Discount applies only to optional cash payments. Neither the Company nor the Plan Administrator shall be required to provide any written notice to Participants as to the Discount, but current information regarding the Discount applicable to the next Pricing Period may be obtained by contacting the Company at (888) 879-6356. Setting a Discount for an Investment Date shall not affect the setting of a Discount for any subsequent Investment Date. The Discount feature discussed above applies only to the issuance of Common Shares by the Company pursuant to optional cash payments and does not apply to open market purchases made with optional cash payments or the reinvestment of distributions.

The price per Common Share acquired through open market purchases with optional cash payments will be 100% (subject to change) of the weighted average of the actual prices paid, computed to six decimal places, for all of the Common Shares purchased by the Plan Administrator with all Participants’ optional cash payments for the related month.

Neither the Company nor any Participant shall have any authorization or power to direct the time or price at which shares will be purchased or the selection of the broker or dealer through or from whom purchases are to be made by the Plan Administrator. However, when open market purchases are made by the Plan Administrator, the Plan Administrator shall use its best efforts to purchase the shares at the lowest possible price.

All references in the Plan to the “Market Price” when it relates to distribution reinvestments which will be reinvested in Common Shares acquired directly from the Company shall mean the average of the high and low sales prices, computed to six decimal places, of the Common Shares on the NYSE on the Investment Date, or if no trading occurs in the Common Shares on the Investment Date, the average of the high and low sales prices for the first Trading Day immediately preceding the Investment Date for which trades are reported. With respect to distribution reinvestments which will be reinvested in Common Shares purchased in the open market, “Market Price” shall mean the weighted average of the actual prices paid, net of commissions, computed to six decimal places, for all of the Common Shares purchased by the Plan Administrator with all Participants’ reinvested distributions for the related quarter. All references in the Plan to the “Market Price” for optional cash payments which will be invested in Common Shares acquired directly from the Company shall mean the average of the daily high and low sales prices of the Common Shares as reported on the NYSE on the Trading Day relating to each Investment Date or, if no trading occurs in the Common Shares on such Investment Date, for the first Trading Day immediately preceding such Investment Date for which trades are reported. With respect to optional cash payments which will be invested in Common Shares purchased in the open market, “Market Price” shall mean the weighted average of the actual prices paid, computed to six decimal places, for all of the Common Shares purchased by the Plan Administrator with all Participants’ optional cash payments for the related month.

13. What are the Record Dates and Investment Dates for distribution reinvestment?

For the reinvestment of distributions, the “Record Date” is the record date declared by the Board of Trustees for such distribution. Likewise, the distribution payment date declared by the Board of Trustees constitutes the Investment Date applicable to the reinvestment of such distribution with respect to Common Shares acquired directly from the Company, provided, however, that if a distribution payment date relating to any series of Preferred Shares is later in the month than the applicable Common Share distribution payment date, such later distribution payment date relating to such Preferred Shares shall constitute the Investment Date relating thereto, and provided further that if any such date is not a business day, the first business day immediately following such date shall be the Investment Date. The Investment Date with respect to Common Shares purchased in open market transactions will be no later than ten business days following the distribution payment date. Distributions will be reinvested on the Investment Date using the applicable Market Price (as defined in Question 12). Generally, record dates for quarterly distributions on the Common Shares will precede the distribution payment dates by approximately two weeks. Please refer to Question 18 for a discussion of the Record Dates and Investment Dates applicable to optional cash payments.

14. How will the number of shares purchased for a Participant be determined?

A Participant’s account in the Plan will be credited with the number of shares, including fractions computed to six decimal places, equal to the total amount to be invested on behalf of such Participant divided by the purchase price per share as calculated pursuant to the methods described in Question 12, as applicable. The total amount to be invested will depend on the amount of any distributions paid on the number of Participating Shares and Plan Shares in such Participant’s Plan account and available for investment on the related Investment Date, or the amount of any optional cash payments made by such Participant and available for investment on the related Investment Date. Subject to the availability of Common Shares registered for issuance under the Plan, there is no total maximum number of shares available for issuance pursuant to the reinvestment of distributions.

15. What is the source of Common Shares purchased under the Plan?

Plan Shares will be purchased either directly from the Company, in which event such shares will be authorized but unissued shares, or on the open market, or by a combination of the foregoing, at the option of the Company, after a review of current market conditions and the Company’s current and projected capital needs. The Company will determine the source of the Common Shares to be purchased under the Plan at least three business days prior to the relevant Record Date, and will notify the Plan Administrator of the same. Neither the Company nor the Plan Administrator shall be required to provide any written notice to Participants as to the source of the Common Shares to be purchased under the Plan, but current information regarding the source of the Common Shares may be obtained by contacting the Company’s Investor Relations Department at (888) 879-6356.

16. How does the optional cash payment feature of the Plan work?

All Record Holders and interested new investors who have timely submitted signed Enrollment Forms indicating their intention to participate in this feature of the Plan, and all Beneficial Owners whose brokers, banks or other nominees have timely submitted signed Enrollment Forms indicating their intention to participate in this feature of the Plan (except for Beneficial Owners whose brokers, banks or other nominees hold the shares of the Beneficial Owners in the name of a major securities depository), are eligible to make optional cash payments during any month, whether or not a distribution is declared. If a broker, bank or other nominee holds shares of a Beneficial Owner in the name of a major securities depository, optional cash payments must be made through the use of the B&N Form. See Question 8. Optional cash payments must be accompanied by an Enrollment Form or a B&N Form, as applicable. Each month the Plan Administrator will apply any optional cash payment received from a Participant no later than one business day prior to the commencement of that month’s Pricing Period (as defined in Question 11) to the purchase of additional Common Shares for the account of the Participant on the following Investment Date (as defined in Question 11). The Plan Administrator will not accept cash, traveler’s checks, money orders, or third party checks for optional cash payments.

Participants may also make initial and optional cash investments online through “Investor Centre” on the Plan Administrator’s web site, www.computershare.com/investor. In order to purchase shares online, you must authorize the withdrawal of funds from your bank account. You do not need to invest the same amount, or any amount, each month.

16A. Can I establish an automatic monthly deduction from my bank account?

Yes. The Automatic Monthly Electronic Deduction feature will enable you to make optional cash investments in any amount from $250 up to $5,000 from a predesignated U.S. account.

To begin Automatic Monthly Electronic Deductions, you must complete and sign a Direct Debit Authorization Form designating the amount to be withdrawn each month and the account from which funds are to be withdrawn, and return the form to the Plan Administrator. The Direct Debit Authorization Form is available by calling the Plan Administrator. You may also enroll online at www.computershare.com/investor. Your election of the Automatic Monthly Electronic Deduction feature will become effective as soon as practicable after the Direct Debit Authorization Form is processed. However, you should allow four to six weeks for the first investment to be initiated using this Automatic Monthly Electronic Deduction feature.

Once you begin Automatic Monthly Electronic Deductions, the Plan Administrator will withdraw funds in the requested dollar amount ($250 minimum/$5,000 maximum) from your designated account on the 2nd day of each month, or the next trading day if the 2nd is not a trading day. Those funds will be invested in our Common Shares on the following Investment Date for optional cash investments.

You may change the amounts of your future Automatic Monthly Electronic Deductions online at www.computershare.com/investor or by completing and sending to the Plan Administrator a new Direct Debit Authorization Form. You may terminate Automatic Monthly Electronic Deductions by notifying the Plan

Administrator in writing or online at www.computershare.com/investor. Your request will be processed and will become effective as promptly as is practicable.

If the Plan Administrator does not receive a payment from your bank for any reason, the requested purchase will be deemed void and the Plan Administrator will immediately remove from your account any shares purchased in anticipation of receiving such funds. If the net proceeds from the sale of such shares are insufficient to satisfy the balance of the uncollected amount, the Plan Administrator may sell additional shares from your account as necessary to satisfy the uncollected balance. In addition, a “returned funds” fee of $25.00 will be deducted from your Plan account.

17. What limitations apply to optional cash payments?

Each optional cash payment is subject to a minimum per month purchase limit of $250 and a maximum per month purchase limit of $5,000. For purposes of these limitations, all Plan accounts under the common control or management of a Participant (which shall be determined at the sole discretion of the Company) will be aggregated. Generally, optional cash payments of less than $250 and that portion of any optional cash payment which exceeds the maximum monthly purchase limit of $5,000, unless such limit has been waived by the Company, will be returned to Participants without interest at the end of the relevant Pricing Period.

Participants may make optional cash payments of up to $5,000 each month without the prior approval of the Company, subject to the Company’s right to modify, suspend or terminate participation in the Plan by otherwise eligible holders of Common Shares, Preferred Shares or interested new investors in order to eliminate practices which are, in the sole discretion of the Company, not consistent with the purposes or operation of the Plan or which adversely affect the price of the Common Shares. Optional cash payments in excess of $5,000 may be made by a Participant only upon acceptance by the Company of a completed Request for Waiver form from such Participant and receipt of such form by the Plan Administrator. There is no pre-established maximum limit applicable to optional cash payments that may be made pursuant to accepted Requests for Waiver. A Request for Waiver form must be received by the Company and the Plan Administrator and accepted by the Company each month no later than the Record Date (as defined in Question 18) for the applicable Investment Date. Request for Waiver forms will be furnished at any time upon request to the Plan Administrator at the address or telephone number specified in Question 37. Waivers will be accepted only with respect to actual record Participants and not for the benefit of Beneficial Owners or multiple Participants. Participants interested in obtaining further information about a Request for Waiver should contact the Company at (888) 879-6356.

Waivers will be considered on the basis of a variety of factors, which may include the Company’s current and projected capital needs, the alternatives available to the Company to meet those needs, prevailing market prices for Common Shares and other Company securities, general economic and market conditions, expected aberrations in the price or trading volume of the Common Shares, the potential disruption of the price of the Common Shares by a financial intermediary, the number of Common Shares held by the Participant submitting the waiver request, the past actions of a Participant under the Plan, the aggregate amount of optional cash payments for which such waivers have been submitted and the administrative constraints associated with granting such waivers. Grants of waivers will be made in the absolute discretion of the Company.

PARTICIPANTS IN THE PLAN ARE NOT OBLIGATED TO PARTICIPATE IN THE OPTIONAL CASH PAYMENT FEATURE OF THE PLAN AT ANY TIME. OPTIONAL CASH PAYMENTS NEED NOT BE IN THE SAME AMOUNT EACH MONTH.

Unless it waives its right to do so, the Company may establish for any Pricing Period a minimum price (the “Threshold Price”) applicable only to the investment of optional cash payments that exceed $5,000 and that are made pursuant to Requests for Waiver, in order to provide the Company with the ability to set a minimum price at which Common Shares will be sold under the Plan each month pursuant to such requests. A Threshold Price will only be established when Common Shares will be purchased directly from the Company on the applicable Investment Date. The Company will, at least three business days prior to each Record Date (as defined in Question 18), determine whether to establish a Threshold Price and, if a Threshold Price is established, its amount and so notify the Plan Administrator. The determination whether to establish a Threshold Price and, if a Threshold Price is established, its amount will be made by the Company at its discretion after a review of current market conditions, the level of participation in the Plan and the Company’s current and projected capital needs. Neither the Company nor the Plan Administrator shall be required to provide any written notice to Participants as to whether a Threshold Price has been established for any Pricing Period, but current information regarding the Threshold Price may be obtained by contacting the Company at (888) 879-6356.

The Threshold Price for optional cash payments made pursuant to Requests for Waiver, if established for any Pricing Period, will be a stated dollar amount that the average of the high and low sale prices of the Common Shares on the NYSE for each Trading Day of the relevant Pricing Period must equal or exceed. In the event that the Threshold Price is not satisfied for a Trading Day in the Pricing Period, then that Trading Day will be excluded from that Pricing Period and no investment will occur on the corresponding Investment Date. For each Trading Day on which the Threshold Price is not satisfied, 1/10 of each optional cash payment made by a Participant pursuant to a Request for Waiver will be returned to such Participant, without interest, as soon as practicable after the end of the applicable Pricing Period. Thus, for example, if the Threshold Price is not satisfied for three of the ten Trading Days in a Pricing Period, 3/10 of each Participant’s optional cash payment made pursuant to a Request for Waiver will be returned to such Participant by check, without interest, as soon as practicable after the end of the applicable Pricing Period. The Plan Administrator expects to mail such checks within five to ten business days from the end of the applicable Pricing Period. This return procedure will only apply when shares are purchased directly from the Company for optional cash payments made pursuant to Requests for Waiver and the Company has set a Threshold Price with respect to the relevant Pricing Period. See Question 15.

Setting a Threshold Price for a Pricing Period shall not affect the setting of a Threshold Price for any subsequent Pricing Period. The Threshold Price concept and return procedure discussed above apply only to optional cash payments made pursuant to Requests for Waiver.

For any Pricing Period, the Company may waive its right to set a Threshold Price for optional cash payments made pursuant to Requests for Waiver. Participants may ascertain whether the Threshold Price applicable to a given Pricing Period has been set or waived, as applicable, by contacting the Company at (888) 879-6356.

Each month, at least three business days prior to the applicable Record Date (as defined in Question 18), the Company may establish the Discount from the Market Price applicable to optional cash payments during the corresponding Pricing Period and will notify the Plan Administrator of the same. Such Discount may be between 0% and 5% of the Market Price and may vary each month, but once established will apply uniformly to all optional cash payments made during that month. The Discount will be established in the Company’s sole discretion after a review of current market conditions, the level of participation in the Plan, and the Company’s current and projected capital needs. The Discount applies only to optional cash payments. Neither the Company nor the Plan Administrator shall be required to provide any written notice to Participants as to the Discount, but current information regarding the Discount applicable to the next Pricing Period may be obtained by contacting the Company at (888) 879-6356. Setting a Discount for a Pricing Period shall not affect the setting of a Discount for any subsequent Pricing Period. The Discount feature discussed above applies only to optional cash payments and does not apply to the reinvestment of distributions.

For a list of expected dates by which the Discount will be set in 2012, 2013 and 2014, see Schedule A.

THE THRESHOLD PRICE CONCEPT AND RETURN PROCEDURE DISCUSSED ABOVE APPLY ONLY TO OPTIONAL CASH PAYMENTS MADE PURSUANT TO REQUESTS FOR WAIVER WHEN COMMON SHARES ARE TO BE PURCHASED FROM THE COMPANY ON THE APPLICABLE INVESTMENT DATE. ALL OTHER OPTIONAL CASH PAYMENTS WILL BE MADE AT THE MARKET PRICE LESS THE DISCOUNT (SUBJECT TO CHANGE), IF ANY, WITHOUT REGARD TO ANY THRESHOLD PRICE.

18. What are the Record Dates and Investment Dates for optional cash payments?

Optional cash payments will be invested every month as of the related Investment Date. The “Record Date” for optional cash payments is one business day prior to the commencement of the related Pricing Period and the “Investment Date” for optional cash payments of $5,000 or less is the last day of the Pricing Period (or Pricing Period conclusion date), and for optional cash payments of greater than $5,000 made pursuant to Requests for Waiver, the “Investment Date” is each day on which the NYSE is open for business in a Pricing Period.

Optional cash payments received by the Plan Administrator by the Record Date will be applied to the purchase of Common Shares on the Investment Dates which relate to that Pricing Period. No interest will be paid by the Company or the Plan Administrator on optional cash payments held pending investment. Generally, optional cash payments received after the Record Date will be held for investment on the Investment Date relating to the next applicable pricing period; optional cash payments will not earn interest pending investment.

For a schedule of expected Optional Cash Due Dates and Pricing Period commencement dates and conclusion dates in 2012, 2013 and 2014, see Schedule A.

19. When must optional cash payments be received by the Plan Administrator?

Each month the Plan Administrator will apply any optional cash payment for which good funds are timely received to the purchase of Common Shares for the account of the Participant during the next Pricing Period. See Question 18. In order for funds to be invested during the next Pricing Period, the Plan Administrator must have received a check or wire transfer by the end of the business day immediately preceding the first Trading Day of the ensuing Pricing Period and such check or wire transfer must have cleared on or before the first Investment Date in such Pricing Period. Wire transfers may be used only if approved verbally in advance by the Plan Administrator. Checks are accepted subject to timely collection as good funds and verification of compliance with the terms of the Plan. Checks should be made payable to Computershare, and submitted together with, initially, the Enrollment Form or, subsequently, the form for additional investments attached to the Participant’s statements. Checks returned for any reason will not be resubmitted for collection.

NO INTEREST WILL BE PAID BY THE COMPANY OR THE PLAN ADMINISTRATOR ON OPTIONAL CASH PAYMENTS HELD PENDING INVESTMENT. SINCE NO INTEREST IS PAID ON CASH HELD BY THE PLAN ADMINISTRATOR, IT NORMALLY WILL BE IN THE BEST INTEREST OF A PARTICIPANT TO DEFER OPTIONAL CASH PAYMENTS UNTIL SHORTLY BEFORE COMMENCEMENT OF THE PRICING PERIOD.

In order for payments to be invested on the first Investment Date in a Pricing Period, in addition to the receipt of good funds by the first Investment Date in a Pricing Period, the Plan Administrator must be in receipt of an Enrollment Form or a B&N Form, as appropriate, as of the same date. See Questions 6 and 8.

20. May optional cash payments be returned?

Upon telephone or written request to the Plan Administrator received at least two business days prior to the Record Date for the Investment Date with respect to which optional cash payments have been delivered to the Plan Administrator, such optional cash payments will be returned to the Participant as soon as practicable. Requests received less than two business days prior to such date will not be returned but instead will be invested on the next related Investment Date. Additionally, a portion of each optional cash payment will be returned by check, without interest, as soon as practicable after the end of the Pricing Period for each Trading Day that does not meet the Threshold Price, if any, applicable to optional cash payments made pursuant to Requests for Waiver. See Question 17. Also, each optional cash payment, to the extent that it does not either conform to the limitations described in Question 18 or clear within the time limit described in Question 19, will be subject to return to the Participant as soon as practicable.

21. Are there any expenses to Participants in connection with their participation under the Plan?

Participants will have to pay a service charge and processing fees to sell Plan shares. See Question 27 for more information. Participants will incur no fees in connection with the reinvestment of distributions or optional cash payments when Common Shares are acquired directly from the Company. The Company will pay all other costs of administration of the Plan. All per share processing fees include any brokerage commissions the Plan Administrator is required to pay.

REPORTS TO PARTICIPANTS

22. What kind of reports will be sent to Participants in the Plan?

Each Participant in the Plan will receive a statement of his or her account following each purchase of additional shares. These statements are Participants’ continuing record of the cost of their purchases and should be retained for income tax purposes. For shares acquired in the Plan after January 1, 2011, specific cost basis information will be included in each Participant’s statement in accordance with applicable law. In addition, Participants will receive copies of other communications sent to holders of the Common Shares, including the Company’s annual report to its shareholders, the notice of annual meeting and proxy statement in connection with its annual meeting of shareholders and Internal Revenue Service information for reporting distributions paid.

DISTRIBUTIONS ON FRACTIONS

23. Will Participants be credited with distributions on fractions of shares?

Yes.

CERTIFICATES FOR COMMON SHARES

24. Will certificates be issued for shares purchased?

No. Common Shares purchased for Participants will be held in the name of the Plan Administrator or its nominee. No certificates will be issued to Participants for shares in the Plan unless a Participant submits a request to the Plan Administrator or until participation in the Plan is terminated. At any time, a Participant may request the Plan Administrator to send a certificate for some or all of the whole shares credited to a Participant’s account. Requests can be made through “Investor Centre” at the Plan Administrator’s web site, www.computershare.com/ investor, by calling the Plan Administrator or by writing to the Plan Administrator at the address set forth in the answer to Question 37. Any remaining whole shares and any fractions of shares will remain credited to the Plan account. Certificates for fractional shares will not be issued under any circumstances.

25. In whose name will certificates be registered when issued?

Each Plan account is maintained in the name in which the related Participant’s certificates were registered at the time of enrollment in the Plan. Share certificates for whole shares purchased under the Plan will be similarly registered when issued upon a Participant’s request. If a Participant is a Beneficial Owner, such request should be placed through such Participant’s banker, broker or other nominee. See Question 6. A Participant who wishes to pledge shares credited to such Participant’s Plan account must first withdraw such shares from the account.

WITHDRAWALS AND TERMINATION

26. When may Participants withdraw from the Plan?

A Participant may withdraw from the Plan with respect to all or a portion of the shares held in his or her account in the Plan at any time. If the request to withdraw is received prior to a distribution record date set by the Board of Trustees for determining shareholders of record entitled to receive a distribution, the request will be processed on the day following receipt of the request by the Plan Administrator.

If the request to withdraw is received by the Plan Administrator near a distribution record date, the Plan Administrator, in its sole discretion, may either pay such distribution in cash or reinvest it in shares for the Participant’s account. The request for withdrawal will then be processed as promptly as possible following such distribution payment date, less any applicable service charges or processing fees. All distributions subsequent to such distribution payment date or Investment Date will be paid in cash unless a shareholder re-enrolls in the Plan, which may be done at any time.

Any optional cash payments which have been sent to the Plan Administrator prior to a request for withdrawal will also be invested on the next Investment Date unless a Participant expressly requests return of that payment in the request for withdrawal, and the request for withdrawal is received by the Plan Administrator at least two business days prior to the first day of the Pricing Period.

27. How does a Participant withdraw from the Plan or sell shares in his or her Plan account?

A Participant may withdraw from the Plan at any time by accessing his or her account through the Internet at the Plan Administrator’s web site, www.computershare.com/investor, completing the information on the transaction form attached to the Plan statement or by giving telephone or written instructions to the Plan Administrator. Upon withdrawal from the Plan, a certificate for the whole shares held in the Plan will be issued. Upon closing a Plan account, the Participant will receive a check for the cash value of any fractional share. The value of that fractional check will be based on the then current price of our shares, less any service and processing fees.

Upon withdrawal from the Plan, a Participant may also request that the Plan Administrator sell all or part of the shares credited to his or her account in the Plan by either of the following methods:

•

Market Order: A market order is a request to sell shares promptly at the current market price. Market order sales are only available at www.computershare.com/investor through “Investor Centre” or by calling the Plan Administrator directly at 1-800-733-5001. Market order sale requests received at www.computershare.com/investor through “Investor Centre” or by telephone will be placed promptly upon receipt during market hours (normally 9:30 a.m. to 4:00 p.m. Eastern Time). Any orders received after 4:00 p.m. Eastern Time will be placed promptly on the next day the market is open. The price shall be the market price of the sale obtained by the Plan Administrator’s broker, less a service charge of $25 per order and a processing fee of $0.10 per share sold.

•

Batch Order: A batch order is an accumulation of all sales requests by Participants which is submitted by the Plan Administrator as a single order. Batch orders are submitted on each market day, assuming there are sale requests to be processed. Sale instructions for batch orders received by the Plan Administrator will be processed no later than five trading days after the date on which the order is received (unless deferral is required under applicable federal or state laws or regulations), assuming the applicable market is open for trading and sufficient market liquidity exists. Batch order sales are available at www.computershare.com/investor through “Investor Centre,” by calling the Plan Administrator directly at 1-800-733-5001 or in writing. All sales requests received in writing will be submitted as batch order sales. To maximize cost savings for batch order sale requests, the Plan Administrator will seek to sell shares in round lot transactions. For this purpose the Plan Administrator may combine each selling Participant’s shares with those of other selling Participants. In every case of a batch order sale, the sale price for each selling Participant shall be the weighted average sale price obtained by the Plan Administrator’s broker for each batch order processed by the Plan Administrator and executed by the broker, less a service charge of $15 per order and a processing fee of $0.10 per share sold.

Sale proceeds are normally paid by check and distributed within one business day after settlement of the sale transaction. All per share processing fees include any brokerage commissions the Plan Administrator is required to pay.

All sale requests having an anticipated market value of $100,000 or more are expected to be submitted to the Plan Administrator in written form. In addition, the Plan Administrator may, for various reasons, require a transaction request to be submitted in writing.

If a Participant elects to sell shares online at www.computershare.com/investor, he or she may use the Plan Administrator’s international currency exchange service to convert his or her sale proceeds to his or her local currency prior to being sent to the Participant. Receiving sales proceeds in a local currency and having a check drawn on a local bank avoids the time-consuming and costly “collection” process required for cashing U.S. dollar checks. This service is subject to additional terms and conditions and fees, which a Participant must agree to online.

28. Are there any automatic termination provisions?

THE COMPANY RESERVES THE RIGHT TO MODIFY, SUSPEND OR TERMINATE PARTICIPATION IN THE PLAN BY OTHERWISE ELIGIBLE HOLDERS OF COMMON SHARES, PREFERRED SHARES OR INTERESTED NEW INVESTORS IN ORDER TO ELIMINATE PRACTICES WHICH ARE, IN THE SOLE DISCRETION OF THE COMPANY, NOT CONSISTENT WITH THE PURPOSES OR OPERATION OF THE PLAN OR WHICH ADVERSELY AFFECT THE PRICE OF THE COMMON SHARES.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS RELEVANT TO PLAN PARTICIPANTS

29. What are the federal income tax consequences of participation in the Plan?

The following summarizes certain federal income tax considerations to current shareholders who participate in the Plan. New investors and current shareholders should read the discussion under the heading “Federal Income Tax Considerations” in our annual report on Form 10-K for the year ended December 31, 2010, which has been incorporated by reference into this prospectus, for a summary of federal income tax considerations related to the ownership of Common Shares.

The following summary is for general information only and is not tax advice. Such discussion is based on an interpretation of the Internal Revenue Code, Treasury Regulations and administrative and judicial interpretations thereof, all as in effect as of the date of this prospectus, and all of which are subject to change, possibly with retroactive effect. Such discussion does not purport to deal with all aspects of federal income taxation that may be relevant to Participants subject to special treatment under the United States federal income tax laws and does not discuss any state, local or foreign tax consequences associated with participation in the Plan.

EACH PROSPECTIVE PARTICIPANT IN THE PLAN IS ADVISED TO CONSULT WITH HIS OR HER OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OR HER, IN LIGHT OF HIS OR HER SPECIFIC OR UNIQUE CIRCUMSTANCES, OF PARTICIPATING IN THE PLAN, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH PARTICIPATION AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

Current Shareholders

In the case of Common Shares purchased by the Plan Administrator pursuant to the reinvestment feature of the Plan, whether purchased from the Company or in the open market, Participants will be treated for federal income tax purposes as having received, on the distribution payment date, a distribution in an amount equal to the amount of the cash distribution that was reinvested.

That distribution will be taxable as a dividend to the extent of the Company’s current or accumulated earnings and profits. To the extent the distribution is in excess of the Company’s current or accumulated earnings and profits, the distribution will be treated first as a return of capital, reducing the tax basis in a Participant’s shares, and to the extent it exceeds a Participant’s tax basis will be treated as gain realized from the sale of the Participant’s shares.

For Participants who are shareholders of the Company, it appears that participation in the optional cash purchase feature of the plan would mean that any Discount should be treated as a distribution by the Company to such Participants. However, if the Company makes current cash distributions in the same taxable year in amounts exceeding its current and accumulated earnings and profits, the Company currently intends to take the position for tax reporting purposes that no portion of the distribution attributable to the Discount is a dividend. If the Company does not make current cash distributions in an amount equal to or exceeding its current and accumulated earnings and profits, however, then the Company will report all or an appropriate portion of the Discount as a dividend to the related Participants. Even if the Company makes current cash distributions in an amount equal to or exceeding its current and accumulated earnings and profits, it is possible that the Internal Revenue Service might contend that Participants who are shareholders of the Company should be treated for federal income tax purposes as having received a dividend from the Company in an amount equal to all or a portion of the Discount or the Company may in light of future developments in the tax laws be required to otherwise change the manner in which it reports the Discount to Participants. Participants are encouraged to consult with their own tax advisors with regard to the tax treatment of optional cash purchases and in particular the Discount.

In the case of Common Shares purchased by the Plan Administrator on the open market pursuant to the optional cash payment feature of the Plan, Participants should not be treated for federal income tax purposes as having received a distribution from the Company.

General

A Participant’s holding period for Common Shares acquired pursuant to the Plan will begin on the day following the Investment Date. A Participant will have a tax basis in the Common Shares equal to the amount of cash used to purchase the Common Shares, or in the case of the shares purchased by shareholders of the Company pursuant to the optional cash purchase feature of the plan, that amount plus that portion of the Discount distribution, if any, that is treated as a dividend.

A Participant will not realize any taxable income upon receipt of certificates for whole Common Shares credited to the Participant’s account, either upon the Participant’s request for certain of those Common Shares or upon termination of participation in the Plan. A Participant will recognize gain or loss upon the sale or exchange of Common Shares acquired under the Plan. A Participant will also recognize gain or loss upon receipt, following termination of participation in the Plan, of a cash payment for any fractional share equivalent credited to the Participant’s account. The amount of any such gain or loss will be the difference between the amount that the Participant received for the Common Shares or fractional share equivalent and the tax basis thereof.

30. How are income tax withholding provisions applied to Participants in the Plan?

If a Participant fails to provide certain federal income tax certifications in the manner required by law, distributions on Common Shares or Preferred Shares, proceeds from the sale of fractional shares and proceeds from the sale of Common Shares held for a Participant’s account may be subject to federal income tax withholding at the “backup withholding” rate (currently 28% for 2011). If withholding is required for any reason, the appropriate amount of tax will be withheld. Certain shareholders (including most corporations) are, however, exempt from the above withholding requirements.

If a Participant is a foreign shareholder whose distributions are subject to federal income tax withholding at the 30% rate (or a lower treaty rate), the appropriate amount will be withheld and the remaining balance in Common Shares will be credited to such Participant’s account. A foreign investor will not be subject to withholding under the Foreign Investment in Real Property Tax Act (“FIRPTA”) with respect to certain Company capital gain distributions on its common shares so long as the foreign investor owns 5% or less of the Company’s common shares during the one year period ending on the date of such distribution and those shares remain regularly traded on an established United States securities market, but will instead remain subject with respect to such distributions to the 30% (or lower treaty rate) withholding tax described in the preceding sentence.

OTHER INFORMATION

31. What happens if a Participant sells or transfers all of the shares registered in the Participant’s name?

If a Participant disposes of all shares registered in his or her name, and is not shown as a Record Owner on a distribution record date, the Participant may be terminated from the Plan as of such date and such termination treated as though a withdrawal notice had been received prior to the applicable record date.

32. What happens if the Company declares a distribution payable in shares or declares a share split?

Any distribution payable in shares and any additional shares distributed by the Company in connection with a share split in respect of shares credited to a Participant’s Plan account or held by a Participant in the form of stock certificates will be credited to the Participant’s Plan account.

33. How will shares held by the Plan Administrator be voted at meetings of shareholders?

If the Participant is a Record Owner, the Participant will receive a proxy card covering both directly held shares and shares held in the Plan. If the Participant is a Beneficial Owner, the Participant will receive a proxy covering shares held in the Plan through his or her broker, bank or other nominee.

If a proxy is returned properly signed and marked for voting, all the shares covered by the proxy will be voted as marked. If a proxy is returned properly signed but no voting instructions are given, all of the Participant’s shares will be voted in accordance with recommendations of the Board of Trustees of the Company, unless applicable laws require otherwise. If the proxy is not returned, or if it is returned unexecuted or improperly executed, shares registered in a Participant’s name may be voted only by the Participant in person.

34. What are the responsibilities of the Company and the Plan Administrator under the Plan?

The Company and the Plan Administrator will not be liable in administering the Plan for any act done in good faith or required by applicable law or for any good faith omission to act including, without limitation, any claim of liability arising out of failure to terminate a Participant’s account upon his or her death, with respect to the prices at which shares are purchased and/or the times when such purchases are made or with respect to any fluctuation in the market value before or after purchase or sale of shares. Notwithstanding the foregoing, nothing contained in the Plan limits the Company’s liability with respect to alleged violations of federal securities laws.

The Company and the Plan Administrator shall be entitled to rely on completed forms and the proof of due authority to participate in the Plan, without further responsibility of investigation or inquiry.

35. May the Plan be changed or discontinued?

Yes. The Company may suspend, terminate, or amend the Plan at any time. Notice will be sent to Participants of any suspension or termination, or of any amendment that alters the Plan terms and conditions, as soon as practicable after such action by the Company.

The Company may substitute another administrator or agent in place of the Plan Administrator at any time. Participants will be promptly informed of any such substitution.

Any questions of interpretation arising under the Plan will be determined by the Company, in its sole discretion, and any such determination will be final.

36. Who bears the risk of market fluctuations in the Company’s Common Shares?

A Participant’s investment in shares held in the Plan account is no different from his or her investment in directly held shares. The Participant bears the risk of any loss and enjoys the benefits of any gain from market price changes with respect to such shares.

37. Who should be contacted with questions about the Plan?

All correspondence regarding the Plan should be directed to:

Computershare Trust Company, N.A.

Attention: Equity Residential’s Distribution Reinvestment and Share Purchase Plan

P.O. Box 43078

Providence, RI 02940-3078

1-800-733-5001

www.computershare.com/investor

Please mention Equity Residential and the Plan in all correspondence.

38. How is the Plan interpreted?

Any question of interpretation arising under the Plan will be determined by the Company and any such determination will be final. The Company may adopt terms and conditions of the Plan and its operation will be governed by the laws of the State of Illinois.

39. What are some of the Participant responsibilities under the Plan?

Plan Shares are subject to escheat to the state in which the Participant resides in the event that such shares are deemed, under such state’s laws, to have been abandoned by the Participant. Participants, therefore, should notify the Plan Administrator promptly in writing of any change of address. Account statements and other communications to Participants will be addressed to them at the last address of record provided by Participants to the Plan Administrator.

Participants will have no right to draw checks or drafts against their Plan accounts or to instruct the Plan Administrator with respect to any Common Shares or cash held by the Plan Administrator except as expressly provided herein.

40. What transactions can I conduct through the Internet?

Through the Plan Administrator’s web site, www.computershare.com/investor, Plan participants can perform the following functions:

•	Enroll in the Plan

•	Review and manage their Plan account

•	Establish, change or terminate Automatic Monthly Deductions

•	Authorize a one-time online bank debit from their U.S. bank account to purchase additional Common Shares

•	Request the issuance of stock certificates for Common Shares in their Plan account

•	Request the sale of Common Shares in their Plan account ($100,000 maximum)

•	Arrange to receive Equity Residential proxy material and other material sent to Record Owners over the Internet

•	Download forms

•	Request a change of address in their Plan account

Participation in the Plan through the Plan Administrator’s web site is entirely voluntary. You may contact Computershare by any of the methods outlined below:

Toll-free number:	1-800-733-5001
Mailing Address:	Computershare Trust Company, N.A. Attention: Equity Residential’s Distribution Reinvestment and Share Purchase Plan P.O. Box 43078 Providence, RI 02940-3078
Web site:	www.computershare.com/investor

DISTRIBUTIONS

The Company has paid distributions since its incorporation. In order to accommodate the provisions of this Plan, the Company anticipates that distributions on the Common Shares will be payable on or about the second Friday of January, April, July and October. The timing of distributions on the Preferred Shares varies with respect to each series of Preferred Shares. The distribution payment dates applicable to each series of Preferred Shares can be found in our Declaration of Trust or the Articles Supplementary for such series of Preferred Shares.

ANTICIPATED USE OF PROCEEDS

The Company does not know either the number of Common Shares that will be ultimately sold pursuant to the Plan or the prices at which such shares will be sold. However, the Company proposes to use the net proceeds from the sale of newly issued Common Shares for working capital and general company purposes including, without limitation, the acquisition or development of multifamily properties and the repayment of debt. Net proceeds may be temporarily invested prior to use.

PLAN OF DISTRIBUTION

Except to the extent the Plan Administrator purchases Common Shares in open market transactions, the Common Shares acquired under the Plan will be sold directly by the Company through the Plan. The Company may sell Common Shares to owners of shares (including brokers or dealers) who, in connection with any resales of such shares, may be deemed to be underwriters. In connection with any such transaction, compliance with Regulation M under the Exchange Act would be required. Such shares, including shares acquired pursuant to waivers granted with respect to the optional cash payment feature of the Plan, may be resold in market transactions (including coverage of short positions) on any national securities exchange on which Common Shares trade or in privately negotiated transactions. The Common Shares are currently listed on the NYSE. Under certain circumstances, it is expected that a portion of the Common Shares available for issuance under the Plan will be issued pursuant to such waivers. The difference between the price such owners pay to the Company for Common Shares acquired under the Plan, after deduction of the applicable discount from the Market Price, and the price at which such shares are resold, may be deemed to constitute underwriting commissions received by such owners in connection with such transactions. Any underwriter involved in the offer and sale of the Common Shares will be named in the applicable prospectus supplement. Any underwriting compensation paid by the Company to underwriters or agents in connection with the offering of the Common Shares, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement.

Subject to the availability of Common Shares registered for issuance under the Plan, there is no total maximum number of shares that can be issued pursuant to the reinvestment of distributions.

Except with respect to open market purchases of Common Shares relating to reinvested distributions, the Company will pay any and all brokerage commissions and related expenses incurred in connection with purchases of Common Shares under the Plan. Upon withdrawal by a Participant from the Plan by the sale of Common Shares held under the Plan, the Participant will receive the proceeds of such sale less a nominal fee per transaction paid to the Plan Administrator (if such resale is made by the Plan Administrator at the request of a Participant), any related brokerage commissions and any applicable transfer taxes.

Common Shares may not be available under the Plan in all states. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any Common Shares or other securities in any state or any other jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.

EXPERTS

The consolidated financial statements and schedule of Equity Residential appearing in Equity Residential’s Annual Report (Form 10-K) for the year ended December 31, 2010, as amended by our Current Report on Form 8-K dated November 10, 2011, and the effectiveness of Equity Residential’s internal control over financial reporting as of December 31, 2010 also included in the Form 10-K, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference, in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

The legality of the offered Common Shares has been passed upon for us by the law firm of DLA Piper LLP (US). Certain tax matters have been passed upon for us by DLA Piper LLP (US), Chicago, Illinois, our special tax counsel.

SCHEDULE A

EQUITY RESIDENTIAL OPTIONAL CASH PURCHASE PLAN KEY DATES—2012 to 2014

Discount Date

January 3, 2012

February 1, 2012

March 1, 2012

April 2, 2012

May 1, 2012

June 1, 2012

July 2, 2012

August 1, 2012

September 4, 2012

October 1, 2012

November 1, 2012

December 3, 2012

January 2, 2013

February 1, 2013

March 1, 2013

April 1, 2013

May 1, 2013

June 3, 2013

July 1, 2013

August 1, 2013

September 3, 2013

October 1, 2013

November 1, 2013

December 2, 2013

January 2, 2014

February 3, 2014

March 3, 2014

April 1, 2014

May 1, 2014

June 2, 2014

July 1, 2014

August 1, 2014

September 2, 2014

October 1, 2014

November 3, 2014

December 1, 2014

Optional Cash

Due Date

January 6, 2012

February 6, 2012

March 6, 2012

April 5, 2012

May 4, 2012

June 6, 2012

July 6, 2012

August 6, 2012

September 7, 2012

October 4, 2012

November 6, 2012

December 6, 2012

January 7, 2013

February 6, 2013

March 6, 2013

April 4, 2013

May 6, 2013

June 6, 2013

July 5, 2013

August 6, 2013

September 6, 2013

October 4, 2013

November 6, 2013

December 5, 2013

January 7, 2014

February 6, 2014

March 6, 2014

April 4, 2014

May 6, 2014

June 5, 2014

July 7, 2014

August 6, 2014

September 5, 2014

October 6, 2014

November 6, 2014

December 4, 2014

Pricing Period

Commencement Date

January 9, 2012

February 7, 2012

March 7, 2012

April 9, 2012

May 7, 2012

June 7, 2012

July 9, 2012

August 7, 2012

September 10, 2012

October 5, 2012

November 7, 2012

December 7, 2012

January 8, 2013

February 7, 2013

March 7, 2013

April 5, 2013

May 7, 2013

June 7, 2013

July 8, 2013

August 7, 2013

September 9, 2013

October 7, 2013

November 7, 2013

December 6, 2013

January 8, 2014

February 7, 2014

March 7, 2014

April 7, 2014

May 7, 2014

June 6, 2014

July 8, 2014

August 7, 2014

September 8, 2014

October 7, 2014

November 7, 2014

December 5, 2014

Pricing Period

Conclusion Date

January 23, 2012

February 21, 2012

March 20, 2012

April 20, 2012

May 18, 2012

June 20, 2012

July 20, 2012

August 20, 2012

September 21, 2012

October 18, 2012

November 20, 2012

December 20, 2012

January 22, 2013

February 21, 2013

March 20, 2013

April 18, 2013

May 20, 2013

June 20, 2013

July 19, 2013

August 20, 2013

September 20, 2013

October 18, 2013

November 20, 2013

December 19, 2013

January 22, 2014

February 21, 2014

March 20, 2014

April 21, 2014

May 20, 2014

June 19, 2014

July 21, 2014

August 20, 2014

September 19, 2014

October 20, 2014

November 20, 2014

December 18, 2014

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses to be paid by us in connection with the issuance and distribution of the securities being registered hereby:

Registration Fee	$5,524
Legal Fees and Expenses	50,000
Accounting Fees and Expenses	10,000
Printing and Duplicating Expenses	5,000
Miscellaneous	5,000

Total	$75,524

Item 15. INDEMNIFICATION OF TRUSTEES AND OFFICERS

Under Maryland law, a real estate investment trust formed in Maryland is permitted to eliminate, by provision in its Declaration of Trust, the liability of trustees and officers to the trust and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) acts or omissions established by a final judgment as involving active and deliberate dishonesty and being material to the matter giving rise to the proceeding. The Registrant’s Declaration of Trust includes such a provision eliminating such liability to the maximum extent permitted by Maryland law.

To the maximum extent permitted by Maryland law in effect from time to time, the Registrant’s bylaws require the Registrant to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse, reasonable expenses in advance of final disposition of a proceeding (a) any individual (including the individual’s spouse, children, heirs, estate, executors, or personal or legal representatives for claims arising out of the status of such spouse, children, heirs, estate, executors or personal or legal representatives of such individual (collectively, the “Other Individuals”)) who is a present or former trustee or officer of the Registrant and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or (b) any individual (including Other Individuals) who, while a trustee or officer of the Registrant and at the request of the Registrant, serves or has served as a trustee, officer, partner or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity. The Registrant may, with the approval of its Board of Trustees, provide such indemnification and advance for expenses to an individual (including Other Individuals) who served a predecessor of the Registrant in any of the capacities described in (a) or (b) above and to any employee or agent of the Registrant or a predecessor of the Registrant. The indemnification and payment or reimbursement of expenses shall not be deemed exclusive of or limit in any way other rights to which any person seeking indemnification or payment or reimbursement of expenses may be or may become entitled under any bylaw, regulation, insurance, agreement or otherwise.

No amendment or repeal of Registrant’s bylaws or Declaration of Trust inconsistent with the foregoing right to indemnification, shall apply to any act or failure to act which occurred prior to such amendment, repeal or adoption. Any indemnification or payment or reimbursement of the expenses permitted by the Registrant’s bylaws shall be furnished in accordance with the procedures provided for indemnification or payment or reimbursement of expenses, as the case may be, under Section 2-418 of the Maryland General Corporation Law (the “MGCL”) for directors of Maryland corporations. The Registrant may provide to trustees and officers such other and further indemnification or payment or reimbursement of expenses, as the case may be, to the fullest extent permitted by the MGCL, as in effect from time to time, for directors of Maryland corporations.

The Registrant has entered into indemnification agreements with each of its trustees and executive officers. The indemnification agreements require, among other things, that the Registrant indemnify its trustees and executive officers to the fullest extent permitted by law and advance to the trustees and executive officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under these agreements, the Registrant must also indemnify and advance all expenses incurred by trustees and executive officers seeking to enforce their rights under the indemnification agreements and may cover trustees and executive officers under the Registrant’s trustees and officers’ liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by law, as a traditional form of contract it may provide greater assurance to trustees and executive officers that indemnification will be available.

The partnership agreements of ERP Operating Limited Partnership and its management subsidiaries also provide for indemnification of the Registrant and its officers and trustees to the same extent that indemnification is provided to officers and trustees of the Registrant in its Declaration of Trust, and limit the liability of the Registrant and its officers and trustees to the Operating Partnership and the Management Partnerships and their respective partners to the same extent that the liability of the officers and trustees of the Registrant to the Registrant and its shareholders is limited under the Registrant’s Declaration of Trust.

Item 16. EXHIBITS

4.1*	—	Articles of Restatement of Declaration of Trust of Equity Residential

4.2**	—	Seventh Amended and Restated Bylaws of Equity Residential

5	—	Opinion of DLA Piper LLP (US)

8	—	Opinion of DLA Piper LLP (US)

23.1	—	Consent of Ernst & Young LLP

23.2	—	Consent of DLA Piper LLP (US) (included in Exhibit 5)

23.3	—	Consent of DLA Piper LLP (US) (included in Exhibit 8)

24	—	Power of Attorney (filed as part of the signature page to the Registration Statement)

*	Included as Exhibit 3.1 to Equity Residential’s Annual Report on Form 10-K for the year ended December 31, 2004.

**	Included as Exhibit 3.1 to Equity Residential’s Form 8-K filed on December 14, 2010.

Item 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

provided, however, that (A) subparagraphs (i), (ii) and (iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i)	(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5)	For the purpose of determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

6)	That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on November 18, 2011.

EQUITY RESIDENTIAL

By:	/s/ David J. Neithercut
David J. Neithercut, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN AND WOMEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints David J. Neithercut, Mark J. Parrell and Ian S. Kaufman, or any of them, his or her attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith or in connection with the registration of the securities under the Exchange Act, with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of such attorneys-in-fact and agents or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities set forth below and on the dates indicated:

Name	Title	Date

/s/ David J. Neithercut David J. Neithercut	President, Chief Executive Officer and Trustee (Principal Executive Officer)	November 18, 2011

/s/ Mark J. Parrell Mark J. Parrell	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 18, 2011

/s/ Ian S. Kaufman Ian S. Kaufman	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	November 18, 2011

/s/ John W. Alexander John W. Alexander	Trustee	November 18, 2011

/s/ Charles L. Atwood Charles L. Atwood	Trustee	November 18, 2011

/s/ Linda Walker Bynoe Linda Walker Bynoe	Trustee	November 18, 2011

/s/ Mary Kay Haben Mary Kay Haben	Trustee	November 18, 2011

/s/ Bradley A. Keywell Bradley A. Keywell	Trustee	November 18, 2011

/s/ John E. Neal John E. Neal	Trustee	November 18, 2011

/s/ Mark S. Shapiro Mark S. Shapiro	Trustee	November 18, 2011

/s/ B. Joseph White B. Joseph White	Trustee	November 18, 2011

/s/ Gerald A. Spector Gerald A. Spector	Vice Chairman of the Board of Trustees	November 18, 2011

/s/ Samuel Zell Samuel Zell	Chairman of the Board of Trustees	November 18, 2011

EXHIBIT INDEX

Exhibit Number	Exhibit Description

4.1*	Articles of Restatement of Declaration of Trust of Equity Residential

4.2**	Seventh Amended and Restated Bylaws of Equity Residential

5	Opinion of DLA Piper LLP (US)

8	Opinion of DLA Piper LLP (US)

23.1	Consent of Ernst & Young LLP

23.2	Consent of DLA Piper LLP (US) (included in Exhibit 5)

23.3	Consent of DLA Piper LLP (US) (included in Exhibit 8)

24	Power of Attorney (filed as part of the signature page to the Registration Statement)

*	Included as Exhibit 3.1 to Equity Residential’s Annual Report on Form 10-K for the year ended December 31, 2004.

**	Included as Exhibit 3.1 to Equity Residential’s Form 8-K filed on December 14, 2010.